UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2015

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
292 Newbury Street, Suite 333 Boston, Massachusetts 02115 857-342-3483
___________________________________
(Former name or address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 22, 2015, we entered into subscription agreements with each of Boulderado Partners, LLC (“Boulderado”) and Magnolia Capital Fund, LP (“Magnolia”) whereby Boulderado purchased 250,000 shares of our Common Stock and Magnolia purchased 1,200,000 shares of our Common Stock, each at a purchase price of $10.00 per share, resulting in gross proceeds to us of $14,500,000.

Proceeds from the sale of Common Stock and the sale of Class A Common Stock referenced in our Form 8-K as filed with the Commission on June 24, 2015 were used to acquire certain outdoor advertising billboards and related assets from Fair Outdoor, LLC as described in Item 2.01 of this Report on Form 8-K and for general working capital purposes.

Each holder of our Common Stock will be eligible to participate in an offering of Common Stock under a rights offering to be conducted commencing in August 2015.  Under the terms of the rights offering, each of our stockholders may participate based on his, her or its proportionate ownership of Common Stock and will have at least 30 days from the commencement date of the rights offering to elect to subscribe to purchase the Common Stock at a price of $10.00 per share of Common Stock.  This Rights Offering will be conducted in tandem with the rights offering as previously referenced in our Form 8-K as filed with the Commission on June 24, 2015 in connection with the issuance of Class A Common Stock.   Boulderado and Magnolia, which own approximately 95% of our issued and outstanding shares of Common Stock, and currently own all of the issued and outstanding Class A Common Stock, will not participate further in either rights offerings.

The form of Subscription Agreement is attached to this Report on Form 8-K Report as Exhibit 4.4.

ITEM 2.01                               COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 23, 2015, Link Media Florida, LLC, which is owned by Link Holdings, LLC, our subsidiary, entered into an Asset Purchase Agreement with Fair Outdoor, LLC and the principal equityholders of Fair Outdoor, LLC by which Link Media Florida, LLC acquired one billboard, rights to develop a second billboard, an option to purchase a third billboard and related assets from Fair Outdoor, LLC.   The billboards and related assets are located in Tampa Florida on property owned by the Florida State Fairground Authority.  The purchase price for the acquired assets was $1,945,060.85 paid at closing.

The Asset Purchase Agreement is attached to this Report on Form 8-K as Exhibit 2.01.

ITEM 3.02                               UNREGISTERED SALES OF EQUITY SECURITIES

As referenced in Item 1.01 of this Report on Form 8-K, we sold 250,000 shares of Common Stock to Boulderado and 1,200,000 shares of Common Stock to Magnolia.  The shares were issued pursuant to Rule 506 of Regulation D.

ITEM 5.01                              CHANGES IN CONTROL OF REGISTRANT

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 5.01 of this Report to the extent necessary as it relates to the issuance of 250,000 shares of our Common Stock to Boulderado and 1,200,000 shares of our Common Stock to Magnolia.  Prior to this issuance, Boulderado and Magnolia together owned approximately 95% of our outstanding shares of Common Stock, and following this issuance, Boulderado and Magnolia together own approximately 99.23% of our outstanding shares of Common Stock, prior to any shares which may be issued under the Rights Offering.

ITEM 9.01                               FINANCIAL STATEMENTS AND EXHIBITS.

(a)                       Financial Statements of Businesses Acquired.

We are reviewing whether our acquisition of a portion of the assets of Fair Outdoor, LLC as described in Item 2.01 of this Form 8-K constitute the acquisition of a significant subsidiary within the meaning of Regulation S-X.  The Company will provide information, if any is required by Item 9.01, on or before October 7, 2015 (71 calendar days after July 28, 2015 the date that this Form 8-K must be filed).

In connection with our prior acquisition of assets of Bell Media, LLC, as reported on Form 8-K as filed with the Commission on June 24, 2015, we are currently determining both the format of the financial information we will be able to provide as well as the fiscal periods which this financial information will address.

(d)                      Exhibits.

Exhibit
Number	Exhibit Title

2.1	Asset Purchase Agreement dated July 23, 2015 by and among Link Media Florida, LLC, Fair Outdoor, LLC and the equityholders of Fair Outdoor, LLC.

4.4	Form of Common Stock Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                     BOSTON OMAHA CORPORATION
                                                                                                                                                     (Registrant)

By:  /s/ Alex B. Rozek
Alex B. Rozek, President
Date: July 28, 2015